Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Vince C. Klinges
Chief Financial Officer
American Software,
Inc. (404) 264-5477

American Software, Inc. Adds to Board of Directors

ATLANTA, GA (June 1, 2017) - American Software, Inc. (NASDAQ: AMSWA) today announced that Lizanne Thomas has joined the Company’s Board of Directors as a Class B Director.

Ms. Thomas joins as the seventh member of American Software’s Board of Directors. Ms. Thomas serves as the Partner-in-Charge of Jones Day, a global law firm, and leads the firm’s corporate governance team. In addition to her strong M&A background, Ms. Thomas serves as counsel to public companies across a number of industries and has extensive board experience and knowledge. Ms. Thomas has served on the boards of three public companies and is a trustee for several non-profit organizations. Among her many honors and distinctions, in 2016, Ms. Thomas was named one of the top 100 directors by the National Association of Corporate Directors (NACD). Ms. Thomas holds a B.A. from Furman University and received her law degree from Washington and Lee University.

About American Software, Inc.
Atlanta-based American Software, Inc. (NASDAQ: AMSWA), delivers innovative demand-driven supply chain management and advanced retail planning platforms backed by more than 45 years of industry expertise. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help medium, large and Fortune 500 companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products, Red Wing Shoe Company, Verizon Wireless and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use Software-as-a-Service (SaaS) supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. DMI serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. Halo Business Intelligence, a division of Logility, is an advanced analytics software provider leveraging an innovative blend of artificial intelligence and machine learning technology to drive greater supply chain performance. Halo customers include Aaron’s, and Leatherman Tool Group. New Generation Computing, Inc., a wholly-owned subsidiary of American Software, powers the digital supply chain with the Andromeda Cloud Platform®, enabling brand owners and retailers to maximize revenue and profit by accelerating lead times, streamlining product development and supply chain management, and optimizing distribution. NGC customers include Brooks Brothers, Carter’s, Destination XL, Fanatics, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management ,and vendor quality and compliance. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

American Software® is a registered trademark of American Software, Inc. Other products mentioned in this document are registered marks, trademarks or service marks of their respective owners.

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